Exhibit 99.1

AMERICAN APPAREL, INC. REPORTS THIRD QUARTER FINANCIAL RESULTS

LOS ANGELES, November 7, 2011 – American Apparel, Inc. (NYSE Amex: APP), a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel, announced financial results for its third quarter ended September 30, 2011.

Comparing the 2011 third quarter to the corresponding period last year, the Company reported that:

▪	Net sales increased 5% to $140.9 million on a 3% increase in comparable store sales in the retail business and a 10% increase in net sales in the wholesale business;

▪	Gross profit of $75.0 million increased 7% or $4.8 million in this year’s third quarter;

▪	Consolidated Adjusted EBITDA increased to $6.4 million vs. a loss of $0.8 million in last year’s third quarter;

▪	Loss per common share of $0.07 vs. a loss per common share of $0.13 in the prior year third quarter.

“I am encouraged by the improvement in our third quarter financial performance and continued momentum of our business,” said Dov Charney, Chairman and CEO of American Apparel, Inc. “In the month of October, we saw strong  sales in the U.S., Asia, Australia and Europe markets. For the year, we have also seen record sales in our online channel.  With the combination of  improving sales, a reduction in raw material prices and continued efficiency in our manufacturing processes, we believe the prospect is favorable for further improvement in our fourth quarter and fiscal 2012 financial performance. “

As previously disclosed, the Company began including online sales in its comparable store sales calculations in the third quarter.  For purposes of comparison in this press release, third quarter 2010 sales have been recalculated on a comparable basis.  For the three months ended September 30, 2011, total comparable store sales increased 3% on a 2% increase in retail store sales and an 11% increase in online sales.  For the three months ended September 30, 2010, total comparable store sales decreased 15% on a 16% decrease in retail store sales and a 4% decrease in online sales.

Gross margin for the third quarter of 2011 was 53.2% vs. 52.2% for the corresponding period last year. The increase in gross margin was primarily due to an increase in sales prices across our sales channels and continued improvement in manufacturing labor efficiencies that began in the second half of 2010, partially offset by lower manufacturing volumes and the resulting lower absorption of fixed expenses. While gross margin improved in the quarter, much of the inventory sold in the current period was produced in prior periods when raw material costs were higher.

Loss from operations was $2.6 million for the third quarter of 2011, an improvement of $5.4 million from a loss of $8.0 million in the third quarter of 2010. The improvement was the result of higher sales, improved gross margin rates, lower distribution expenses and lower store operating and selling expenses, partially offset by an increase in general and administrative expenses. General & administrative expense increased due to increases in stock-based compensation and salaries and wages, partially offset by a decrease in professional fees.

Interest expense for the third quarter of 2011 increased to $8.8 million from $6.4 million in the third quarter of 2010, due to a higher balance of outstanding debt and a higher average rate of interest.

Net loss for the third quarter of 2011 was $7.2 million, or $0.07 per common share, compared to net loss for the third quarter of 2010 of $9.5 million, or $0.13 per common share. The 2011 third quarter net loss included an income tax provision of $0.2 million vs. an income tax benefit of $1.2 million in the 2010 third quarter. Weighted average shares outstanding were 102.3 million in the third quarter of 2011 vs. 71.4 million for the third quarter of 2010. As of November 7, 2011 there were approximately 104.6 million shares outstanding.

In accordance with U.S. GAAP, the Company has discontinued recognizing potential tax benefits associated with current operating losses. As of December 31, 2010, the Company has available net operating loss and tax credit carry forwards of $33.9 million which may be available to reduce future U.S. income taxes that would otherwise be payable.

For a reconciliation of consolidated net loss and consolidated adjusted EBITDA, a non-GAAP financial measure,  please refer to the Table A attached to this press release.

About American Apparel

American Apparel is a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel based in downtown Los Angeles, California. As of September 30, 2011, American Apparel had approximately 10,000 employees and operated 247 retail stores in 20 countries, including the United States, Canada, Mexico, Brazil, United Kingdom, Ireland, Austria, Belgium, France, Germany, Italy, Netherlands, Spain, Sweden, Switzerland, Israel, Australia, Japan, South Korea, and China. American Apparel also operates a leading wholesale business that supplies high quality T-shirts and other casual wear to distributors and screen printers. In addition to its retail stores and wholesale operations, American Apparel operates an online retail e-commerce website at http://www.americanapparel.net.

Safe Harbor Statement

This press release, and other statements that the Company may make, may contain forward-looking statements. Forward-looking statements are statements that are not historical facts and include statements regarding, among other things, the Company's future financial condition, results of operations and plans and the Company's prospects and strategies for future growth and cost savings. Such forward-looking statements are based upon the current beliefs and expectations of American Apparel's management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements, including, among others: the ability to generate or obtain from external sources sufficient liquidity for operations and debt service; changes in the level of consumer spending or preferences or demand for the Company's products; increasing competition, both in the U.S. and internationally; the evolving nature of the Company’s business; the Company's ability to hire and retain key personnel and the Company's relationship with its employees; suitable store locations and the Company's ability to attract customers to its stores; the availability of store locations at appropriate terms and the Company’s ability to identify and negotiate new store locations effectively and to open new stores and expand internationally; effectively carrying out and managing the Company's strategy, including growth and expansion both in the U.S. and internationally; disruptions in the global financial markets; failure to maintain the value and image of the Company's brand and protect its intellectual property rights; declines in comparable store sales and wholesale revenues; financial nonperformance by the Company’s wholesale customers; the adoption of new accounting pronouncements or changes in interpretations of accounting principles; seasonality of the business; consequences of the Company's significant indebtedness, including the Company's relationships with its lenders and the Company's ability to comply with its debt agreements, including the risk of acceleration of borrowings thereunder as a result of noncompliance; the Company's ability to generate cash flow to service its debt; the Company's ability to extend, renew or refinance its existing debt; the Company's liquidity and losses from operations and related impact on the Company's ability to continue as a going concern; the Company's ability to develop and implement plans to improve its operations and financial position; costs of materials and labor, including increases in the price of yarn and the cost of certain related fabrics; the Company’s ability to pass on the added cost of raw materials to its wholesale and retail customers; the Company's ability to improve manufacturing efficiency at its production facilities; the Company's ability to effectively manage inventory and inventory reserves; location of the Company's facilities in the same geographic area; manufacturing, supply or distribution difficulties or disruptions; risks of financial nonperformance by customers; investigations, enforcement actions and litigation, including exposure from which could exceed expectations; compliance with or changes in U.S. and foreign government laws and regulations, legislation and regulatory environments, including environmental, immigration, labor and occupational health and safety laws and regulations; costs as a result of operating as a public company; material weaknesses in internal controls; interest rate and foreign currency risks; loss of U.S. import protections or changes in duties, tariffs and quotas and other risks associated with international business including disruption of markets and foreign supply sources and changes in import and export laws; technological changes in manufacturing, wholesaling, or retailing; the Company's ability to upgrade its information technology infrastructure and other risks associated with the systems that are used to operate the Company's online retail operations and manage the Company's other operations; adverse changes in its credit ratings and any related impact on financing costs and structure; general economic and industry conditions, including U.S. and worldwide economic conditions; disruptions due to severe weather or climate change; and other risks detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2010. The Company's filings with the SEC are available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contacts:
John Luttrell
Chief Financial Officer
(213) 488-0226

John Rouleau
Managing Director
ICR, Inc.
(203) 682-8342

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net Sales	$140,889	$134,473	$389,760	$389,020
Cost of Sales	65,898	64,288	178,705	189,210
Gross Profit	74,991	70,185	211,055	199,810
Operating Expenses	77,619	78,234	231,997	237,977
Loss from Operations	(2,628)	(8,049)	(20,942)	(38,167)
Interest Expense	8,832	6,363	23,715	17,091
Foreign currency transaction loss (gain)	1,855	(3,304)	780	(620)
Unrealized (gain) loss on change in fair value of warrants	(6,101)	(410)	(21,201)	624
Loss on extinguishment of debt	-	-	3,114	-
Other Income	(186)	(35)	(240)	(236)
Loss before taxes	(7,028)	(10,663)	(27,110)	(55,026)
Income Tax Provision (Benefit)	166	(1,172)	1,042	11,986
Net Loss	$(7,194)	$(9,491)	$(28,152)	$(67,012)

Basic and diluted loss per share	$(0.07)	$(0.13)	$(0.32)	$(0.94)
Weighted average basic and diluted shares outstanding	102,279	71,447	88,614	71,388

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(unaudited)

	September 30, 2011	September 30, 2010
ASSETS
CURRENT ASSETS:
Cash	$7,968	$8,451
Trade accounts receivable, net of allowances	18,569	18,815
Prepaid expenses and other current assets	9,304	7,867
Income taxes receivable and prepaid income taxes	5,435	5,245
Inventories, net	185,598	166,535
Deferred income taxes, net of valuation allowance	448	156
Total current assets	227,322	207,069

PROPERTY AND EQUIPMENT, net	71,331	89,188
DEFERRED INCOME TAXES, net of valuation allowance	1,091	224
OTHER ASSETS, net	23,896	26,208
TOTAL ASSETS	$323,640	$322,689
LIABILITIES AND STOCKHOLDERS EQUITY
CURRENT LIABILITIES:
Cash Overdraft	$844	$1,467
Revolving credit facilities and current portion LT debt	55,784	125,850
Accounts Payable	31,558	31,734
Accrued expenses and other current liabilities	39,420	33,284
Fair Value of warrant liability	11,899	-
Income taxes payable	173	150
Current portion of capital lease obligations	1,207	750
Total current liabilities	140,885	193,235

LONG-TERM DEBT, net of unamortized discount	89,850	386
SUBORDINATED NOTES PAYABLE TO RELATED PARTY	-	4,530
CAPITAL LEASE OBLIGATIONS, net of current portion	1,998	630
DEFERRED TAX LIABILITY	167	-
DEFERRED RENT	23,064	24,432
OTHER LONG-TERM LIABILITIES	11,547	8,042
TOTAL LIABILITIES	267,511	231,255

STOCKHOLDERS' EQUITY
Common stock	10	7
Additional paid-in capital	163,001	151,675
Accumulated other comprehensive loss	(3,033)	(2,204)
Accumulated deficit	(101,692)	(48,000)
Less: Treasury Stock, 304 shares at cost	(2,157)	(10,044)
TOTAL STOCKHOLDERS' EQUITY	56,129	91,434
TOTAL LIABIILTIES AND STOCKHOLDERS' EQUITY	$323,640	$322,689

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(unaudited)

	Nine Months Ended September 30,
	2011	2010
CASHFLOWS FROM OPERATING ACTIVITIES

Cash received from customers	$387,780	$386,478
Cash paid to suppliers, employees and others	(392,684)	(410,168)
Income taxes (paid) refunds	(1,413)	1,320
Interest paid	(3,959)	(5,383)
Other	323	247
Net cash used in operating activities	(9,953)	(27,506)
CASH FLOWS USED IN INVESTING ACTIVITIES
Capital expenditures	(7,284)	(11,316)
Proceeds from sale of fixed assets	72	43
Net cash used in investing activities	(7,212)	(11,273)
CASH FLOWS FROM FINANCING ACTIVITIES
Cash overdraft from financial institution	(2,484)	(2,265)
(Repayments) borrowings under revolving credit facility, net	(1,309)	43,496
Net proceeds from issuance of common stock and purchase rights	21,710	-
Payment of debt issuance costs	(1,690)	(592)
Repayment of term loans and notes payable	(10)	(88)
Proceeds from capital lease financing	3,100	-
Repayment of capital lease obligations	(996)	(1,488)
Net cash provided by financing activities	18,321	39,063
EFFECT OF FOREIGN EXCHANGE RATE ON CASH	(844)	(879)
NET INCREASE (DECREASE) IN CASH	312	(595)
CASH, beginning of period	7,656	9,046
CASH, end of period	$7,968	$8,451

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(Amounts in thousands)
(unaudited)

	Nine Months Ended September 30,
	2011	2010
Net Loss	$(28,152)	$(67,012)
Depreciation and amortization of property and equipment and other assts	19,109	21,118
Amortization of debt discount and deferred financing costs	6,120	4,457
Foreign currency transaction loss (gain)	780	(620)
Stock-based compensation expense	4,538	1,763
Accured interest - paid in kind	13,636	7,251
Allowance for inventory shrinkage and obsolescence	783	1,032
Change in fair value of warrant liability	(21,201)	624
Loss on extinguishment of debt	3,114	-
Retail store impairment charges	2,436	6,173
Deferred income taxes	793	17,162
Gain on disposal of property and equipment	83	12
Bad debt expense	503	676
Deferred rent	(1,862)	2,436
Changes in cash due to changes in operating assets and liabilities
Trade accounts receivables	(2,483)	(3,218)
Inventories	(8,651)	(26,061)
Prepaid expenses and other current assets	(174)	2,198
Other assets	(2,880)	(2,009)
Accounts payable	1,492	11,486
Accrued expenses and other liabilities	3,227	(3,650)
Income taxes (receivable)/payable	(1,164)	(1,324)
Net cash used in operating activities	$(9,953)	$(27,506)
NON-CASH INVESTING AND FINANCING ACTIVITIES
Notes payable converted to equity	$4,688	$-
Property and equipment acquired and included in accounts payable	$1,488	$1,517
Reclassification of lion warrant from equity to debt	$11,339	$-
Issuance of warrants and purchases rights at fair value	$6,387	$1,762
Exercise of purchase rights	$2,857	$-

AMERICAN APPAREL, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(Amounts in thousands)
(unaudited)

The following table presents key financial information for American Apparel’s business segments before unallocated corporate expenses:

	Three Months Ended September 30, 2011
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Net sales to external customers	$42,405	$43,104	$15,264	$40,116	$140,889
Gross profit	8,897	29,607	9,432	27,055	74,991
Income (loss) from operations	4,465	(622)	(527)	5,339	8,655
Depreciation and amortization	1,833	2,599	404	1,290	6,126
Capital expenditures	838	1,169	77	473	2,557
Retail store impairment charges	-	119	640	25	784
Deferred rent expense (benefit)	59	(295)	(30)	(219)	(485)

	Three Months Ended September 30, 2010
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Net sales to external customers	$38,551	$43,700	$16,382	$35,840	$134,473
Gross profit	7,652	28,223	11,617	22,693	70,185
Income (loss) from operations	2,365	(5,975)	2,189	1,235	(186)
Depreciation and amortization	2,349	2,521	501	1,333	6,704
Capital expenditures	1,064	2,076	378	540	4,058
Retail store impairment charges	-	180	274	122	576
Deferred rent expense (benefit)	105	221	(92)	368	602

	Nine Months Ended September 30, 2011
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Net sales to external customers	$115,193	$120,483	$42,256	$111,828	$389,760
Gross profit	30,518	82,031	25,463	73,043	211,056
Income (loss) from operations	16,002	(7,126)	(1,954)	7,618	14,540
Depreciation and amortization	6,015	7,887	1,246	3,961	19,109
Capital expenditures	2,179	3,848	209	1,048	7,284
Retail store impairment charges	-	296	642	1,498	2,436
Deferred rent expense (benefit)	211	(1,341)	(78)	(654)	(1,862)

	Nine Months Ended September 30, 2010
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Net sales to external customers	$111,439	$127,334	$46,858	$103,389	$389,020
Gross profit	20,064	85,195	30,651	63,900	199,810
Income (loss) from operations	2,421	(13,792)	3,108	(3,158)	(11,421)
Depreciation and amortization	6,969	7,789	1,664	4,696	21,118
Capital expenditures	3,896	4,972	1,076	1,372	11,316
Retail store impairment charges	-	2,841	750	2,582	6,173
Deferred rent expense (benefit)	341	1,412	(91)	774	2,436

AMERICAN APPAREL, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION (continued)
(Amounts in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation to loss before Income Taxes	2011	2010	2011	2010
Consolidated Income (loss) from operations of reportable segments	$8,655	$(186)	$14,540	$(11,421)
Unallocated corporate expenses	(11,283)	(7,863)	(35,482)	(26,746)
Interest expense	(8,832)	(6,363)	(23,715)	(17,091)
Other Income	186	35	240	236
Loss on extinguishment of debt	..	..	(3,114)
Change in fair value of warrant and purchase rights	6,101	410	21,201	(624)
Foreign currency transaction (loss) gain	(1,855)	3,304	(780)	620
Consolidated loss before income taxes	$(7,028)	$(10,663)	$(27,110)	$(55,026)

	Three Months Ended September 30,		Nine Months Ended September 30,
Net sales to external customers	2011	2010	2011	2010

U.S. Wholesale
Wholesale	$36,780	$33,608	$98,840	$97,415
Online consumer	5,625	4,943	16,353	14,024
Total	$42,405	$38,551	$115,193	$111,439

U.S. Retell	$43,104	$43,700	$120,483	$127,334

Canada
Wholesale	$3,517	$3,121	$9,270	$8,976
Retail	11,385	12,867	31,687	36,648
Online consumer	362	394	1,299	1,234
Total	$15,264	$16,382	$42,256	$46,858

International
Wholesale	$2,825	$2,482	$7,479	$8,570
Retail	33,244	29,989	92,059	85,508
Online consumer	4,047	3,369	12,290	9,311
Total	$40,116	$35,840	$111,828	$103,389

Consolidated
Wholesale	$43,122	$39,211	$115,589	$114,961
Retail	87,733	86,556	244,229	249,490
Online consumer	10,034	8,706	29,942	24,569
Total	$140,889	$134,473	$389,760	$389,020

Table A
American Apparel, Inc. and Subsidiaries
Calculation and Reconciliation of Consolidated Adjusted EBITDA
(Amounts in thousands)
(unaudited)

In addition to its GAAP results, American Apparel considers non-GAAP measures of its performance. EBITDA, as defined below, is an important supplemental financial measure of American Apparel’s performance that is not required by, or presented in accordance with, GAAP. EBITDA represents net income (loss) before income taxes, interest and other expense (income), and depreciation and amortization. American Apparel’s management uses EBITDA as a financial measure to assess the ability of its assets to generate cash sufficient to pay interest on its indebtedness, meet capital expenditure and working capital requirements, pay taxes, and otherwise meet its obligations as they become due. American Apparel’s management believes that the presentation of EBITDA provides useful information regarding American Apparel’s results of operations because they assist in analyzing and benchmarking the performance and value of American Apparel’s business. American Apparel believes that EBITDA is useful to stockholders as a measure of comparative operating performance, as it is less susceptible to variances in actual performance resulting from depreciation and amortization and more reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.

EBITDA also is used by American Apparel’s management for multiple purposes, including:

•	to calculate and support various coverage ratios with American Apparel’s lenders

•	to allow lenders to calculate total proceeds they are willing to loan to American Apparel based on its relative strength compared to its competitors

•
to more accurately compare American Apparel’s operating performance from period to period and company to company by eliminating differences caused by variations in capital structures (which affect relative interest expense), tax positions and amortization of intangibles.

In addition, EBITDA is an important valuation tool used by potential investors when assessing the relative performance of American Apparel in comparison to other companies in the same industry. Although American Apparel uses EBITDA as a financial measure to assess the performance of its business, there are material limitations to using a measure such as EBITDA, including the difficulty associated with using it as the sole measure to compare the results of one company to another and the inability to analyze significant items that directly affect a company’s net income (loss) or operating income because it does not include certain material costs, such as interest and taxes, necessary to operate its business. In addition, American Apparel’s calculation of EBITDA may not be consistent with similarly titled measures of other companies and should be viewed in conjunction with measures that are computed in accordance with GAAP. American Apparel’s management compensates for these limitations in considering EBITDA in conjunction with its analysis of other GAAP financial measures, such as net income (loss).

Table A (continued)
American Apparel, Inc. and Subsidiaries
Calculation and Reconciliation of Consolidated Adjusted EBITDA
(Amounts in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net Loss	$(7,194)	$(9,491)	$(28,152)	$(67,012)
Income tax provision	166	(1,172)	1,042	11,986
Interest and other expense, net	2,545	5,918	5,388	17,479
Depreciation and amortization	6,126	6,703	19,109	21,118
Foreign currency loss (gain)	1,855	(3,304)	780	(620)
Retail store impairment charges	784	576	2,436	6,173
Stock based compensation expense, including employer related payroll taxes	2,093	(0)	4,538	1,763
Consolidated Adjusted EBITDA	$6,375	$(770)	$5,141	$(9,113)